Sub-Item 77Q1(a)

Amended Schedule B, dated March 16, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on March 16, 2015 (Accession No. 0001193125-15-093282).

Amended Schedule B, dated May 13, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 28, 2015 (Accession No. 0001193125-15-203693).

Amended Schedule B, dated June 10, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 10, 2015 (Accession No. 0001193125-15-218923).

Amended Schedule B, dated June 24, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 26, 2015 (Accession No. 0001193125-15-236900).